UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549


                                    FORM 8-K


                                 CURRENT REPORT

           Pursuant to Section 13 or 15(d) of the Securities Exchange
                                  Act of 1934.


                         Date of Event: August 29, 2003
                        (date of earliest event reported)


                   Diversified Financial Resources Corporation
                   -------------------------------------------
             (Exact name of registrant as specified in its charter)


                                    Delaware
         (State or other jurisdiction of incorporation or organization)



          000-22373                                     58-2027283
          ---------                                     ----------
   (Commission File Number)                (IRS Employer Identification Number)

                1771 - Wolviston Way, San Diego, California 92154
                -------------------------------------------------
                    (Address of principal executive offices)

                                 (619) 575-7041
                                 --------------
              (Registrant's telephone number, including area code)






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ITEM 5.  OTHER EVENTS AND REGULATION FD DISCLOSURE

On August 29, 2003, Diversified Financial Resources Corporation (DFRC) placed The Sukumo Group, Inc. (Sukumo) on notice of its intent to terminate the Offshore Stock Purchase Agreement (the "Agreement") which it entered into on May 20, 2003. DFRC and Sukumo will spend the next 30 days resolving any differences and ensuring that all offshore investors receive the share certificates owed them.

DFRC is terminating its relationship after careful consideration of several factors. One of these factors is a subpoena that DFRC received from the United States Securities and Exchange Commission. This subpoena references a formal investigation initiated against a United States issuer for which Sukumo was reselling securities, pursuant to Regulation S of the Securities Act of 1933. As a result of receiving the subpoena, DFRC requested that Sukumo produce additional proof of compliance with the applicable securities laws. DFRC then conducted further due diligence on Sukumo, and as a result of these investigations DFRC subsequently became aware of a news article that listed Sukumo as an unauthorized investment firm which targeted United Kingdom investors. The ramifications of being an unauthorized firm in the UK are being explored and are not fully understood by DFRC as of the date of this filing.

DFRC then had contact with The Financial Services Authority (FSA) (the United Kingdom's equivalent to the United States Securities and Exchange Commission). The only information gleaned from the FSA was that UK investors had expressed concern about receiving their share certificates, and an unconfirmed allegation that Sukumo representatives may have not represented that shares being sold by Sukumo were restricted.

To date, DFRC has received no complaints concerning any selling practices of Sukumo. Furthermore, DFRC has received confirmation from Sukumo in the form of a letter reassuring DFRC that it is complying with all applicable securities laws. However, Sukumo has been unable to fully comply with the due diligence requirements submitted by DFRC's outside US counsel. Consequently, DFRC has made the decision to terminate the Offshore Stock Purchase Agreement with Sukumo upon the advice of counsel.

DFRC has addressed the issue of the trade-ability of the DFRC securities in its disclosure documents which have been sent via hard copy to all UK investors of whom DFRC is aware. It should also be noted that these disclosure documents have been available via the internet at www.sec.gov and www.dfrc.net since May 23, 2003. In addition, DFRC has reassured the FSA that it intends to use its best efforts to ensure that all UK investors receive the shares owed them.

DFRC's ability to complete its plans to commence its mining operations and other endeavors will be substantially impaired as result of canceling the Offshore Stock Purchase unless DFRC can find other sources of financing in the immediate future.




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ITEM  7.          FINANCIAL STATEMENTS AND EXHIBITS

The following exhibits are included as part of this report:

EXHIBIT           PAGE
NO.               NO.      DESCRIPTION

Pursuant to the requirement of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Diversified Financial Resources Corporation


Signature                                                               Date


/s/ John Chapman
-----------------------------------
John R. Chapman                                               September 2, 2003
as CEO, President and Director



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